                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:


                         [ ] Preliminary Proxy Statement


     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(a)(2))


                         [X] Definitive Proxy Statement


                       [ ] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
_________________________

(2) Aggregate number of securities to which transaction applies:
_________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________

(4) Proposed maximum aggregate value of transaction: _________________________

(5) Total fee paid: _________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                PRELIMINARY COPY

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 14, 2005

Dear Fellow Stockholder:

          The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Wednesday, December 14, 2005, at 4:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. to elect two directors to serve for a term of three years and until their successors are elected and qualified;


          2. to amend the Amended and Restated Certificate of Incorporation to increase authorized Common Stock from twenty-one million shares to forty million shares; and


          3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

          Only stockholders of record at the close of business on October 25, 2005 are entitled to notice and to vote at the Meeting or any adjournment thereof.

By order of the Board of Directors,


Richard L. Soloway, Secretary

October 26, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                                PRELIMINARY COPY

                          NAPCO SECURITY SYSTEMS, INC.
                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 2005

INFORMATION CONCERNING THE SOLICITATION


          This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2005, to be held on December 14, 2005, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy were first mailed to the stockholders on or about November 1, 2005. A copy of the 2005 Annual Report of the Company, including financial statements, is being mailed herewith.



          Only stockholders of record at the close of business on October 25, 2005 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 8,662,306 shares of Common Stock.


          On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on: Item 1, the election of two directors; Item 2, amendment of the Amended and Restated Certificate of Incorporation to increase authorized shares; and the transaction of any other business as may properly come before the Meeting and require a vote of the stockholders.

          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.


          The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on the matter will be required for approval of the amendment to the Company's Amended and Restated Certificate of Incorporation. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.


          If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum

            THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE AND RETURN
                            THE ENCLOSED PROXY CARD.

ITEM 1: ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2008. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders after fiscal year end 2006 and 2007, respectively.

          Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Andrew J. Wilder and Arnold Blumenthal, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2008 and until his successor is elected and qualified.

          Mr. Wilder and Mr. Blumenthal have consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

          The names of, and certain information concerning, the nominees and the continuing directors are set forth below:

                                                 Principal Occupation;           Director
              Name and Age                   Five-Year Employment History         Since
              ------------                   ----------------------------        --------
Nominees for election to serve until
Annual Meeting of Stockholders following
Fiscal Year 2008:

Andrew J. Wilder........................   Officer of Israeloff, Trattner & Co.,   1995
   (54)                                    independent certified public
                                           accountants, since 1990.

Arnold Blumenthal.......................   V.P. of Government Security News and    2001
   (78)                                    Editor of MBFAA since 2004; Group
                                           Publisher of Security Group of Cygnus
                                           Publishing, 1999 through 2003.

Directors to serve until Annual Meeting
of Stockholders following Fiscal Year
2006:

Paul Stephen Beeber.....................   Licensed Attorney in New York State       2004
   (61)                                    since 1970, focusing on elder law,
                                           estate planning and real estate.

Randy B. Blaustein......................   Principal of R.B. Blaustein & Co.         1985
   (53)                                    since December 2000; Partner of
                                           Blaustein, Greenberg & Co. July 1991
                                           - November 2000; Attorney since
                                           October 1980, specializing in general
                                           business and tax matters, and author
                                           of six books and numerous articles.

Donna A. Soloway........................   Board of Directors of Security            2001
   (57)                                    Industry Association (SIA); Chair of
                                           Awards Committee since 1993; Director
                                           and Secretary of SAINTS (Safety,
                                           Awareness and Independence Now
                                           Through Security) Foundation, Inc.;
                                           Monthly Columnist for SECURITY DEALER
                                           magazine since 1992; and Columnist
                                           for SECURITY SALES & INTEGRATION
                                           magazine since 2004. Ms. Soloway is
                                           the wife of Richard L. Soloway, the
                                           Chairman and President of the
                                           Company.

Directors to serve until Annual Meeting
of Stockholders following Fiscal Year
2007:

Richard L. Soloway......................   Chairman of the Board of Directors       1972
   (59)                                    since October 1981; President since
                                           1998; Secretary since 1975.

Kevin S. Buchel.........................   Senior Vice President of Operations      1998
   (52)                                    and Finance since April 1995;
                                           Treasurer since May 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. WILDER
                               AND MR. BLUMENTHAL.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

INDEPENDENCE OF DIRECTORS

          The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

          The Board maintains three standing committees: Audit, Compensation/Stock Option, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

          During fiscal 2005, the Board held four meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

          Directors are expected to attend the Company's annual meetings of stockholders. All directors attended the last annual meeting of stockholders on December 13, 2004.

          NAPCO maintains an investors section on its website, www.napcosecurity.com, setting forth the Company's committee charters for the Audit and Nominating Committees.

          AUDIT COMMITTEE

          The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, and (3) the performance of the Company's internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.


          The Audit Committee has the authority to obtain advice and assistance from, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held FIVE meetings in fiscal year 2005. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.


          The report of the Audit Committee is included in this proxy statement on page 7. The charter of the Audit Committee adopted in April 2004 was included as Appendix A to the proxy statement for the December 13, 2004 meeting of stockholders.

          COMPENSATION/STOCK OPTION COMMITTEE


          The Compensation/Stock Option Committee assists the Board in discharging its responsibilities relating to compensation of the Company's Chief Executive Officer and other executives. The Committee determines individuals to be granted options under the Employee Stock Option Plan and Non Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plans. The Committee also renders its report on executive compensation for inclusion in the Company's annual proxy statement. The current members of the Compensation Committee are Randy B. Blaustein (Chairman), Andrew J. Wilder, and Arnold Blumenthal.



          The Compensation/Stock Option Committee held one meeting in fiscal year 2005. The report of the Compensation/Stock Option Committee is included in this proxy statement on page 10.


          NOMINATING COMMITTEE

          The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

          The Nominating Committee held one meeting in fiscal year 2005. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew J. Wilder and Randy B. Blaustein.

NOMINATION OF DIRECTORS

          The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

The Company's general criteria for the nomination of director candidates, include the following:

-    the candidates' personal and professional ethics, integrity and values,

-    mature judgment,

-    management, accounting or finance, industry and technical knowledge,

- demonstrated skills in his/her area of present or past professional, business responsibility,

-    an ability to work effectively with others,

-    sufficient time to devote to the affairs of the Company and

-    freedom from conflicts of interest.

STOCKHOLDER NOMINEES

          The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

          Chair
          Nominating Committee
          c/o Secretary
          Napco Security Systems, Inc.
          333 Bayview Ave.
          Amityville, NY 11701

COMMUNICATIONS WITH THE BOARD

          You can contact any Director by writing to such Director:

          c/o Secretary
          Napco Security Systems, Inc.
          333 Bayview Ave.
          Amityville, NY 11701

          The Secretary will promptly forward any communication unaltered to the Director.

                             AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and representatives of Marcum & Kliegman LLP ("M&K");

          2. The Audit Committee has discussed with M&K the matters required to be discussed by SAS 61, as modified or supplemented; and

          3. The Audit Committee has received the written disclosures and letter from M&K required by Independence Standards Board Standard No. 1 and discussed M&K's independence with representatives of M&K.

          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2005 filed with the Securities and Exchange Commission.


Date: October 14, 2005


                                        THE AUDIT COMMITTEE:

                                        Andrew J. Wilder, Chairman
                                        Paul Stephen Beeber
                                        Arnold Blumenthal

                            COMPENSATION OF DIRECTORS

          The directors who are not officers receive $1,000 for each Board of Directors meeting and $1,000 for each Audit Committee meeting attended in person or by telephone conference call. Mr. Wilder, who is chairman of the Audit Committee, receives $2,000 for attending each Audit Committee meeting. For the fiscal year ended June 30, 2005, Mr. Beeber, Mr. Blaustein, Mr. Blumenthal, Ms. Soloway and Mr. Wilder received $8,000, $8,000, $8,000, $4,000 and $12,000, respectively in director's fees and committee fees.

          During the fiscal year ended June 30, 2005, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $6,000.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year except that Mr. Blaustein was late filing one Form 4 reporting one gift transaction, and Mr. Blumenthal was late filing one Form 4 reporting one transaction.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

          Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                            Position and Office with the Company, Term of Office
Name and Age                          and Five-Year Employment History
------------               -----------------------------------------------------
Richard L. Soloway......   Chairman of the Board of Directors since October
   (59)                    1981; President since 1998; and Secretary since 1975.

Kevin S. Buchel.........   Senior Vice President of Operations and Finance since
   (52)                    April 1995; Treasurer since May 1998.

Jorge Hevia.............   Senior Vice President of Corporate Sales and
   (47)                    Marketing since May 1999; Vice President of Corporate
                           Sales and Marketing since October 1998.

Michael Carrieri........   Senior Vice President of Engineering Development
   (47)                    since May 2000; Vice President of Engineering
                           Development from September 1999 to May 2000.

                             EXECUTIVE COMPENSATION

          The following table sets forth the compensation information for the President and Chief Executive Officer of the Company and for each of the Company's three most highly compensated other executive officers who received compensation in excess of $100,000 and were serving at the end of fiscal year 2005.

                           SUMMARY COMPENSATION TABLE


                                              Annual Compensation             Long-Term Compensation
                                     ------------------------------------  ---------------------------
                             Fiscal                        Other Annual     Options/      All Other
Name and Principal Position   Year    Salary     Bonus   Compensation (1)     SARS    Compensation (2)
---------------------------  ------  --------  --------  ----------------  ---------  ----------------
Richard L. Soloway,           2005   $498,387  $220,000       $33,460             --       $2,482
Chairman of the Board of      2004   $457,070  $200,000       $27,606       50,000/0       $  872
Directors, President and      2003   $448,479  $ 75,000       $27,455      125,000/0       $  838
Secretary

Kevin S. Buchel, Senior       2005   $211,010  $ 68,063       $ 6,738             --       $2,061
Vice President of             2004   $197,061  $ 61,875       $ 6,738       10,000/0       $1,754
Operations and Finance and    2003   $183,196  $ 33,525       $ 6,738        5,000/0       $1,811
Treasurer

Jorge Hevia, Senior Vice      2005   $227,073  $ 68,063       $ 7,290             --       $2,270
President of Corporate        2004   $212,230  $ 61,875       $ 7,290       10,000/0       $2,242
Sales and Marketing           2003   $202,230  $ 33,525       $ 7,260        5,000/0       $1,903

Michael Carrieri, Senior      2005   $206,748  $ 47,644       $ 6,090             --       $2,067
Vice President of             2004   $193,163  $ 43,312       $ 6,090       10,000/0       $2,124
Engineering Development       2003   $183,999  $ 23,467       $ 5,340        5,000/0       $1,820



(1) Messrs. Soloway, Buchel, Hevia and Carrieri received $9,386, $8,079, $8,073, $138, $138, $138, $90, $90, $60 and $90 and $90 respectively, for health and life insurance for fiscal years 2005, 2004, and 2003. Messrs. Soloway, Buchel, Hevia and Carrieri received $24,074, $19,527, $19,382, $6,600, $6,600, $6,600, $7,200, $7,200, $7,200, and $6,000, $6,000 and
     $5,250, respectively, for automobile expenses for fiscal years 2005, 2004, and 2003


(2)  Company 401(k) Plan Contributions.

OPTION GRANTS, OPTION EXERCISES AND OUTSTANDING OPTIONS


          The following table summarizes option exercises during fiscal 2005 by the named executive officers and the value of options, if any, held by such persons at the end of fiscal 2005. No options were granted to any named executive officers in fiscal 2005.


   AGGREGATED OPTION EXERCISES IN LAST-YEAR AND FISCAL YEAR-END OPTION VALUES


                    Shares Acquired on                  Number of Unexercised Options at  Value of Unexercised In-the-Money
                         Exercise       Value Realized             FY-End (#)                   Options at FY-End ($)
Name                        (#)               ($)          Exerciseable/Unexerciseable       Exerciseable/Unexerciseable
----                ------------------  --------------  --------------------------------  ---------------------------------
Richard L. Soloway        60,000           $516,480             312,000 / 168,000              $2,058,492 / $1,001,088
Kevin S. Buchel           24,000            228,452              31,200 /  16,800                 222,868 /    109,544
Jorge Hevia               24,000            167,876              31,200 /  16,800                 222,868 /    109,544
Michael Carrieri              --                 --              31,200 /  16,800                 222,868 /    109,544


EMPLOYMENT AGREEMENTS

          The Company has employment agreements with Richard L. Soloway, Jorge Hevia and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003 for a five year period, provides for an annual salary of $453,235 as adjusted by inflation, certain incentive compensation if earned according to a formula to be determined by the Board of Directors, and 100,000 stock options that vest 20% per year or upon a change in control, as defined in the agreement. In addition, if during the term there should be a change in control, then the employee shall be entitled to terminate the term and his employment thereunder, and the employer shall pay the employee, as a termination payment, an amount equal to 299% of the average of the prior five calendar years' compensation, subject to certain limitations.

          Mr. Hevia's agreement terminates in October 2006. The agreement provides for annual salaries of $215,000, $225,750 and $237,037 during fiscal 2004, 2005 and 2006, respectively as well as certain bonus provisions based on sales and profits. Mr. Carrieri's agreement terminates in August 2006. The agreement provides for annual salaries of $194,481, $204,205 and $214,415.00 during fiscal 2004, 2005 and 2006, respectively as well as certain bonus provisions based on sales and profits. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

                   COMPENSATION/STOCK OPTION COMMITTEE REPORT

          The Compensation/Stock Option Committee approves the compensation for the CEO and other executive officers and establishes the policies that govern the Company's executive compensation program.

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

          The Committee's policy is that the Company's executive officers should
(i) be paid a salary commensurate with their responsibilities, (ii) receive short-term incentive compensation in the form of a bonus tied to the Company's sales and earnings, and (iii) receive long-term incentive compensation in the form of stock options granted from time to time.

          For fiscal 2005 Messrs. Hevia and Carrieri's salaries were determined by the employment agreement between the Company and the respective officers. The Committee's policy for Mr. Buchel's salary is that such salary should be in an amount recommended by the CEO, and the 2005 fiscal year salary of Mr. Buchel is in the amount so recommended. The considerations entering into the determination by the CEO of the salary recommendation for Mr. Buchel were the CEO's subjective evaluations of the ability and past performance of the executive and the CEO's judgment of the executive's potential for enhancing the profitability of the Company.

          In addition, the Committee's policy is that executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses targeted to the Company's sales and earnings. A bonus for an executive officer is based upon the Company achieving certain targeted sales and earnings and the executive's position and the extent to which the executive could contribute to the Company's performance. For fiscal 2005, bonuses were earned by such executive officers based upon the Company achieving the targeted sales and earnings.

          The Committee's policy is generally to grant options to such executives and other key employees under the Company's Stock Option Plans after consideration of the amounts recommended by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation. No stock options were granted to the named executive officers in fiscal 2005.

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officers. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

COMPENSATION OF THE CEO IN 2005

          For fiscal 2005, Mr. Soloway's salary was based upon the employment agreement between the Company and Mr. Soloway which became effective June 26, 2003. Mr. Soloway's bonus for fiscal year 2005 was based principally on the Committee's subjective evaluation of Mr. Soloway's contribution to the Company's overall strategy and increased profits. The Committee believes that granting the CEO stock options best aligns his interests with those of the Company's stockholders. At the commencement of Mr. Soloway's current employment agreement, Mr. Soloway was awarded 100,000 options, and he was awarded additional options in 2003 and 2004. No stock options were granted to the CEO in fiscal 2005.


Date: October 14, 2005


                                        THE COMPENSATION/STOCK OPTION COMMITTEE:

                                        Randy B. Blaustein
                                        Andrew J. Wilder
                                        Arnold Blumenthal

ITEM 2: AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES


          On September 19, 2005, the Board of Directors of the Company unanimously adopted a resolution recommending that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock of the Company, having a par value of $.01 per share, from twenty-one million shares to forty million shares (the "Amendment"). The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Company's 2005 annual meeting. In the event the Amendment is approved by stockholders, the Company will thereafter execute and submit to the Delaware Secretary of State for filing a Certificate of Amendment of the Amended and Restated Certificate of Incorporation providing for the Amendment. The Amendment will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State.



          As of the record date for the Meeting, there were [8,662,306] shares of Common Stock outstanding and another [698,640] shares of Common Stock reserved for issuance upon exercise of options previously granted from the Company's stock plans.



          The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board greater flexibility to declare Common Stock splits or stock dividends when considered desirable and still leave sufficient shares available for issuance in connection with potential acquisitions, financings, and options granted under the Company's stock plans. Historically, the Company has used cash for acquisitions and used stock splits or stock dividends to increase shareholders' liquidity.



          Except for outstanding stock options, possible future awards under the existing stock plans, and possible future stock splits or stock dividends, the Company has no present plans, arrangements or understandings that will or may require or involve the future issuance of any additional shares of Common Stock. Although the Company has no present intentions to do so, under some circumstances it is possible for a company to use unissued shares for anti-takeover purposes. The ability of the Board of Directors to issue additional shares of Common Stock without additional shareholder approval may be deemed to have an anti-takeover effect. The Amendment, however, is not being proposed in order to prevent a change in control, and is not in response to any present attempt known to the Board to acquire control of the Board of Directors, to obtain representation on the Board of Directors or to take significant action which affects control of the Company. Although the Company has no such plans, if an unwanted suitor made a proposal not approved by the Board of Directors at price levels the Board of Directors deemed to be inadequate, the Company could use the additional shares of Common Stock to oppose a hostile takeover attempt. Any issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of the outstanding shares of the Company's Common Stock as well as stock ownership and voting rights of shareholders, including persons who may seek to obtain control of the Company. The Board of Directors does not, however, intend to issue any additional shares of Common Stock except on terms which it deems to be in the best interests of the Company and its shareholders.



          In the event stockholders approve the Amendment, Article Fourth of the Company's Amended and Restated Certificate of Incorporation will be amended to increase the number of shares of Common Stock which the Company is authorized to issue from twenty-one million to forty million. The par value of the Common Stock will remain one cent ($.01) per share. Upon effectiveness of the Amendment, Article Fourth of the Company's Amended and Restated Certificate of Incorporation will read as follows:

          "FOURTH: The total number of Common Stock which the Corporation is authorized to issue is forty million (40,000,000), and the par value of each stock share is one cent ($.01), amounting in the aggregate to $400,000."

          Approval of the Amendment will require the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the Amendment if no specific instructions are included thereon for Item 2.

          THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE AMENDMENT WILL BE IN THE BEST INTERESTS OF THE STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THIS PROPOSAL, WHICH IS ITEM 2 ON THE PROXY CARD.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


          The following table, together with the accompanying footnotes, sets forth information as of October 25, 2005, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power over shares listed.



                               Amount and Nature of        Percent of
Beneficial Owner             Beneficial Ownership (1)   Common Stock (2)
----------------             ------------------------   ----------------
Richard L. Soloway                  2,865,182                 31.7
c/o the Company
333 Bayview Avenue
Amityville, NY 11701

Kevin S. Buchel                       147,370                  1.7

Jorge Hevia                           105,400                  1.2

Michael Carrieri                       78,400                  0.9

Andrew J. Wilder                       48,720                  0.6

Randy B. Blaustein                     47,000                  0.5

Donna A. Soloway                       12,960                  0.1

Paul Stephen Beeber                     2,400                   --

Arnold Blumenthal                         700                   --

Cannell Capital LLC (3)               879,336                 10.2

All executive officers              3,308,132 (4)             36.6
and directors as a group
(9 in number)

(1) This number includes the number of shares that a person has a right to acquire within sixty (60) days (Soloway - 264,000, Buchel - 38,400, Hevia - 38,400, and Carrieri - 38,400).


(2) Percentages for each person or the group are computed on the basis of 8,662,306 shares of Common Stock outstanding on October 25, 2005, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.



(3) Based on information set forth in [SCHEDULE 13G] filed with the Securities and Exchange Commission by Cannell Capital LLC, 150 California Street, San Francisco, CA 94111, dated July 21, 2005.



(4) This number of shares includes (i) 2,928,932 shares as to which officers and directors have sole voting and investment power, and (ii) 379,200 shares that officers and directors have the right to acquire within sixty
     (60) days.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth the Company's total shareholder return assuming a $100 investment on June 30, 2000 as compared to the NASDAQ index and a NASDAQ electronic component stock industry index.

                               (PERFORMANCE GRAPH)

                                    INDEXED:

Fiscal Year     NAPCO     NASDAQ   Peer Group*
------------   -------   -------   -----------
Base 6/30/00   100.000   100.000     100.000
Jun-01         129.863    54.295     109.887
Jun-02         192.453    36.986      64.046
Jun-03         256.474    41.065      59.856
Jun-04         403.383    51.762      91.532
Jun-05         660.377    52.321      86.428

*    The Peer Group consists of:
     American Medical Alert Corp.
     Honeywell, Inc.
     Tyco International Ltd.
     Vicon Industries, Inc.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

          On December 15, 2003, the Company engaged Marcum & Kliegman LLP ("M&K") as the independent public accountants for the Company and its subsidiaries replacing KPMG LLP, who were dismissed on the same day. The Board of Directors had previously appointed KPMG LLP as the independent accountants for the Company and its subsidiaries for its 2003 fiscal year. The change was approved by the Company's audit committee and Board of Directors. The Company had not consulted with M&K during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2003 regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statement or regarding any matter that was either the subject of a disagreement, within the meaning of
Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

          The Company has not yet retained an independent public accountant for fiscal year 2006. The Company intends to initiate negotiations shortly with M&K with respect to retention for fiscal year 2006.

          A representative of M&K will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

PRINCIPAL ACCOUNTANT FEES

          The fees billed by M&K, the Company's independent auditors for professional services for 2005 and 2004 fiscal years were as follows:

                     Fiscal Year 2005   Fiscal Year 2004
                     ----------------   ----------------
Audit Fees               $100,000            $82,500
Audit Related Fees             --                 --
Tax Fees                       --                 --
All Other Fees (1)         13,400              7,500

(1) Includes services related to the audit of the Company's employee benefit plan for 2004 and 2005 and for services related to responses to SEC comment letters in 2005.

          The Audit Committee has considered whether the provision of the services described above under the headings "Audit Related Fees", "Tax Fees" and "All Other Fees" is compatible with maintaining the auditor's independence and determined that it is. In fiscal year 2005 100% of "All Other Fees" were approved by the Audit Committee.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

          The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                           AND NOMINATION OF DIRECTORS


          From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2006 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2006 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701 not later than June 28, 2006. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2006 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 11, 2006.


          Pursuant to the Company's by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.

                            EXPENSES OF SOLICITATION


          The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. Mackenzie Partners, Inc. will assist the Company in the mailing of proxy materials and the solicitation of proxies, for which it will be paid $7,500 plus expenses. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.


Dated: October 26, 2005

                                        By Order of: The Board of Directors



                                        Richard L. Soloway
                                        Secretary

                                PRELIMINARY COPY

                          NAPCO SECURITY SYSTEMS, INC.

                               333 Bayview Avenue
                           Amityville, New York 11701

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard L. Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company, to be held on Wednesday, December 14, 2005 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.


          This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO (2) DIRECTORS (ITEM 1); FOR THE AMENDMENT TO INCREASE AUTHORIZED SHARES (ITEM 2); AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.


                   (Please date and sign on the reverse side.)

                                      PROXY


The Board of Directors recommends a Vote FOR 1 & 2.


ITEM 1. ELECTION OF TWO DIRECTORS:

                                ANDREW J. WILDER
                             FOR [ ]   WITHHOLD [ ]

                                ARNOLD BLUMENTHAL
                             FOR [ ]   WITHHOLD [ ]

ITEM 2. AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

                       FOR [ ]   AGAINST [ ]   ABSTAIN [ ]






Dated:
       -----------


                                        ----------------------------------------
                                        SIGNATURE OR SIGNATURES

                        Please sign exactly as your name
                         appears at the left. Executors,
                            administrators, trustees,
                         guardians, attorneys and agents
                          should give their full titles
                             and submit evidence of
                          appointment unless previously
                           furnished to the Company or
                               its transfer agent.